                                                                 EXHIBIT (p)(xv)


                                 CODE OF ETHICS

                                       OF

                       MBIA CAPITAL MANAGEMENT CORPORATION

PREAMBLE

         This Code has been adopted by MBIA Capital Management Corp. ("MBIA-CMC") in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). The Rule requires MBIA-CMC as investment adviser to one or more investment companies registered under the Act, (Each such registered investment company is referred to herein as a "Fund"), to adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the Code and the Rule, and shall use reasonable diligence to prevent violations of the Code. Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission or the federal courts. All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule. To that end, a summary of Rule 17j-1(b) is included as APPENDIX A to this Code.

         Set forth below is the Code of Ethics adopted by MBIA-CMC in compliance with the Rule. This Code of Ethics is based upon the principle that MBIA-CMC owes a fiduciary duty to the shareholders of the Fund and that Access Persons of MBIA-CMC must conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

         1.       DEFINITIONS

                  The definitions of the terms used throughout this Code are set forth in APPENDIX B.

         2.       PROHIBITED TRANSACTIONS

                  (a) NO ACCESS PERSON shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth in APPENDIX A.

                  (b)      NO ACCESS PERSON shall:

                           (1) purchase or sell, directly or indirectly, any
security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                                    (i) is being considered for purchase or sale
by a Fund or

                                    (ii) is being purchased or sold by a Fund;

                           (2) disclose to other persons the securities
activities engaged in or contemplated for a Fund;

                           (3) seek or accept anything of value, either directly
or indirectly, from broker-dealers or other persons providing services to a Fund because of such person's association with the Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to a Fund will not be considered to be in violation of this section:

                                    (i) an occasional meal;

                                    (ii) an occasional ticket to a sporting
event, the theater or comparable entertainment, for which the Access Person will reimburse the host;

                                    (iii) a holiday gift of fruit or other
foods, provided, however, that such gift is made available to all members of the recipient's department.

                  (c) NO INVESTMENT PERSONNEL shall:

                           (1) acquire directly or indirectly any beneficial
ownership in any securities in an IPO or in a Limited Offering without prior approval of the Compliance Officer or other person designated by MBIA-CMC. Any person authorized to purchase securities in an IPO or Limited Offering shall disclose that investment when involved in a Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to independent review by the Fund's officers with no personal interest in the issuer;

                           (2) serve on the board of directors of any publicly
traded company without prior authorization of the Chairman and/or President of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and the shareholders of the Fund.

                           (3) buy or sell a Covered Security within at least
seven (7) calendar days before and after a Fund trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged.

         3.       EXEMPTED TRANSACTIONS

                  The prohibitions of Section 2(b) and 2(c) of the Act shall not apply to:

                  (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  (b) purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

                  (c) purchases which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired; and

                  (e) purchases or sales of shares of any series of a Fund.

         4.       COMPLIANCE PROCEDURES

                  (a)      PRE-CLEARANCE

                  All Access Persons shall receive prior approval from the Compliance Officer or other officer designated by MBIA-CMC before purchasing or selling securities.

                  (b)      INITIAL AND ANNUAL HOLDINGS REPORTS

                  All Access Persons shall disclose to the Compliance Officer within 10 days of becoming an Access Person, and thereafter on an annual basis as of December 31, (i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account. The initial and annual reports shall be made on the appropriate forms attached under APPENDIX C.

                  (c)      QUARTERLY REPORTS

                           (i) Every Access Person shall report to the
Compliance Officer the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

                           (ii) Reports required to be made under this Paragraph
(c) shall be made not later than 10 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the Securities Transaction Report form attached hereto under APPENDIX C or on any other form containing the following information:

                  With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                                    (1) the date of the transaction, the name,
the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                                    (2) the nature of the transaction (i.e.,
purchase, sale or any other type of acquisition or disposition);

                                    (3) the price at which the transaction in
the Covered Security was effected;

                                    (4) the name of the broker, dealer or bank
with or through which the transaction was effected; and

                                    (5) the date that the report is submitted by
the Access Person. With respect to any securities account established at a broker, dealer or bank during the quarter for the direct or indirect benefit of the Access Person:

                                    (A)   the name of the broker, dealer or bank
                                          with whom the Access Person
                                          established the account;

                                    (B)   the date the account was established;
                                          and

                                    (C)   the date that the report is submitted
                                          by the Access Person.

                                    (4) Any such report may contain a statement
that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  (d)      BROKER CONFIRMS

                           Every Access Person shall direct his or her brokers
to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

                  (e)      NOTIFICATION OF REPORTING OBLIGATION

                           The Compliance Officer shall notify each Access
Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                  (f)      CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

                           (i)      Access Persons shall certify annually that:

                                    (1) they have read and understand the Code
of Ethics and recognize that they are subject thereto;

                                    (2) they have complied with the requirements
of the Code of Ethics; and

                                    (3) they have reported all personal
securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

                  (g)      CONFLICT OF INTEREST

                           Every Access Person shall notify the Compliance
Officer of any personal conflict of interest relationship which may involve a Fund, such as the existence of any economic relationship between transactions and securities held or to be acquired by a Fund. Such notification shall occur in the pre-clearance process.

                  (h)      REVIEW OF REPORTS

                           The Compliance Officer or a designate immediately
shall review all holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics. Any violations of this Code shall be reported to the Board of Directors of the Fund, in accordance with Section 5 of this Code. The Compliance Officer shall maintain a list of the persons responsible for reviewing the transactions and holding reports.

         5.       REPORTING OF VIOLATIONS

                  (a) The Compliance Officer shall promptly report to the Fund's Board of Directors, as the case may be:

                           (i) all apparent violations of this Code of Ethics
and the reporting requirements thereunder; and

                           (ii) any reported transaction in a Covered Security
which was purchased or sold by the Fund within fifteen (15) days before or after the date of the reported transactions.

                  (b) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Directors of a Fund under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(b), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board.

                  (c) The Board of Directors of a Fund, or a Committee created by the Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

         6.       ANNUAL REPORTING

                  (a) The Compliance Officer shall furnish the Board of Directors of a Fund, an annual report relating to this Code of Ethics. Such annual report shall:

                           (i) describe any issues arising under the Code of
Ethics or procedures during the past year;

                           (ii) identify any material violations of this Code of
Ethics or procedures, including sanctions imposed in response to such violations, during the past year;

                           (iii) identify any recommended changes in the
existing restrictions or procedures based upon MBIA-CMC's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

                           (iv) certify that MBIA-CMC has adopted procedures
reasonably necessary to prevent Access Persons from violating the Code of Ethics.

         7.       SANCTIONS

                  Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         8.       RETENTION OF RECORDS

                  This Code of Ethics, a list of all persons to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an IPO or limited offering, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Fund as required under Rule 17j-1.

         9.       ADOPTION AND APPROVAL

                  The Board of Directors of the Fund, including a majority of the Independent Directors, as the case may be, shall approve the Code of Ethics of MBIA-CMC and any material changes to this Code. The Board shall approve any material change to a code no later than six (6) months after the adoption of the material change.

                  Before approving any Code of Ethics or any amendment to such code, the Board shall have received a certification from MBIA-CMC that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

Dated:            June 30, 2000

                                   APPENDIX A

                            SUMMARY OF RULE 17J-1(B)

It shall be unlawful for

o any affiliated person of, or principal underwriter for, a registered investment company, or

o any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired [SEE NOTE BELOW]...by such registered investment company:

(1) to employ any device, scheme or artifice to defraud such registered investment company;

(2) to make to such registered investment company

o        any untrue statement of a material fact or

o omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

(4) to engage in any manipulative practice with respect to such registered investment company.

NOTE:
For purposes of Rule 17j-1, a "security held or to be acquired" by a registered investment company means:

         (i) any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security: in Appendix B to this Code) which, within the most recent fifteen (15) calendar days:

o        is or has been held by the investment company; or

o is being or has been considered by such company, or its investment adviser, for purchase by the company

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

                                   APPENDIX B

               DEFINITIONS OF TERMS USED WITHIN THE CODE OF ETHICS

(a) "ACCESS PERSON" means:

         (i)      Any director, officer or Advisory Person of MBIA-CMC.

(b) "ADVISORY PERSON" means:

         (i) any employee of MBIA-CMC who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Covered Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

         (ii) any natural person in a control relationship to MBIA-CMC, who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Covered Security by the Fund.

(c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when a Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(d) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

                  (iii) securities held by a trustee, executor, administrator, custodian or broker;

                  (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

                  (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

                  (vi) securities recently purchased by a person and awaiting transfer into his or her name.

(e) "COMPLIANCE OFFICER" means the officer or employee of MBIA-CMC who is authorized and appointed by MBIA-CMC to perform, or procure the performance of, the various responsibilities assigned to such Compliance Officer by this Code.

(f) "CONTROL" has the same meaning as that set forth in Section 2(a)(9) of the Act.

(g) "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the Act, except that it shall not include


                  (i)      direct obligations of the Government of the United
                           States

                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by registered open-end investment companies.

(h) "INITIAL PUBLIC OFFERING" ("IPO") means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act of 1934.

(i) "INVESTMENT PERSONNEL" means:

                  (i) any employee of MBIA-CMC (or of any company in a control relationship to MBIA-CMC) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and

                  (ii) any natural person who controls MBIA-CMC and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund.

(j) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

(k) "PURCHASE OR SALE OF A COVERED SECURITY" includes the writing of an option to purchase or sell a Covered Security.

(l) "SECURITY HELD OR TO BE ACQUIRED" by a Fund means:

                  (i) any Covered Security which, within the most recent fifteen (15) days:

                           (A)      is or has been held by a Fund; or

                           (B) is being or has been considered by a Fund for purchase by the Fund; and

                  (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this sections.

(m) "SECURITY" as defined in Section 2(a)(36) of the Act means any note, stock, treasury stock, bond, debenture, evidence or indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                   APPENDIX C

                                 CODE OF ETHICS

                             INITIAL HOLDING REPORT

To the Compliance Officer of MBIA-CMC:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics from MBIA-CMC.

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person".

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund.

         4. As of the date below, I had a direct or indirect beneficial ownership interest in the following securities:

                                                        TYPE OF INTEREST
NAME OF SECURITIES            NUMBER OF SHARES        (DIRECT OR INDIRECT)
------------------            ----------------        ---------------------

         5. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:


                                                        TYPE OF INTEREST
NAME OF SECURITIES            NUMBER OF SHARES        (DIRECT OR INDIRECT)
------------------            ----------------        ---------------------

Date:    _________________________           Signature:______________________

                                             Print Name:_____________________

                                             Title:__________________________

                                             Employer's Name:________________

                                 CODE OF ETHICS

                              ANNUAL HOLDING REPORT

To the Compliance Officer of MBIA-CMC:

         1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person".

         2. I hereby certify that, during the year ended December 31, ____, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund.

         4. As of December 31, ____, I had a direct or indirect beneficial ownership interest in the following securities:


                                                        TYPE OF INTEREST
NAME OF SECURITIES            NUMBER OF SHARES        (DIRECT OR INDIRECT)
------------------            ----------------        ---------------------

         5. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

                                                        TYPE OF INTEREST
NAME OF SECURITIES            NUMBER OF SHARES        (DIRECT OR INDIRECT)
------------------            ----------------        ---------------------

Date:    _________________________           Signature:______________________

                                             Print Name:_____________________

                                             Title:__________________________

                                             Employer's Name:________________

                          SECURITIES TRANSACTION REPORT

               FOR THE CALENDAR QUARTER ENDED: __________________

To the Compliance Officer of MBIA-CMC

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by MBIA-CMC.


------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------
    SECURITY
   (INCLUDING          DATE OF        NO. OF        DOLLAR           NATURE OF                 BROKER/DEALER OR
  INTEREST RATE      TRANSACTION      SHARES       AMOUNT OF        TRANSACTION      PRICE     BANK THROUGH WHOM
  AND MATURITY                                    TRANSACTION    (PURCHASE, SALE,                  EFFECTED
    DATE, IF                                                          OTHER)
   APPLICABLE)
------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------
------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------

------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------

------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------

------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------

------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------

------------------ ---------------- ----------- ---------------- ------------------ --------- --------------------


         During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

        ---------------------------- -------------------------------------- -----------------
                 FIRM NAME               DATE ACCOUNT WAS ESTABLISHED           ACCOUNT
         (BROKER, DEALER OR BANK)                                                NUMBER
        ---------------------------- -------------------------------------- -----------------
        ---------------------------- -------------------------------------- -----------------

        ---------------------------- -------------------------------------- -----------------

        ---------------------------- -------------------------------------- -----------------

        ---------------------------- -------------------------------------- -----------------

        ---------------------------- -------------------------------------- -----------------

        ---------------------------- -------------------------------------- -----------------


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Fund.

Date:    _________________________       Signature:______________________

                                         Print Name:_____________________

                                         Title:__________________________

                                         Employer's Name:_______________